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                                                        Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 2-78500, 33-13930, 33-36209, 33-38172, 33-53870, 33-58152, 33-62972, 33-54667,
33-61353, 333-02625, 333-24159, 333-29019, 333-29019-01 of Summit Bancorp of our
report dated August 25, 1995, appearing in this Report on Form 8-K of Summit Bancorp and to the reference to Deloitte & Touche LLP under the heading "Experts" in Registration Statements No. 333-29019 and 333-29019-01.

DELOITTE & TOUCHE LLP
Parsippany, New Jersey

July 25, 1997